Exhibit 5.5

April 11, 2016	Direct Dial:
(907) 263-8255
E-Mail: fodsen@hglawfirm.net

The GEO Group, Inc.

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487

Re:	Post-Effective Amendment No. 1 to the Shelf Registration

Statement on Form S-3 of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as special Alaska counsel to GEO Reentry Services of Alaska, Inc., an Alaska corporation (“GEO Reentry Alaska”) in connection with that certain registration statement on Form S-3 (No. 338-198729) filed with the Securities and Exchange Commission on September 12, 2014 (the “Registration Statement”) by The GEO Group, Inc. (“Parent”), and certain other subsidiaries of the Parent (collectively, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the offering from time to time, pursuant to Rule 415 under the Act, of (i) common stock, par value $0.01 per share, of the Parent (the “Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Parent (the “Preferred Stock”), (iii) the debt securities of the Parent which may be senior or subordinated (the “Debt Securities”), (iv) guarantees of the Debt Securities by one or more of the Subsidiary Guarantors (the “Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”), and (vi) units consisting of one or more of the Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination thereof (the “Units”) (collectively, the Common Stock, Preferred Stock, Debt Securities and Warrants are referred to as the “Securities”). The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.

We have also been asked to review that certain Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3

The GEO Group, Inc.

April 11, 2016

executed by GEO Reentry Alaska, the Parent and certain other subsidiaries of the Parent and the prospectus supplement dated April 11, 2016 (the “Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion, we have reviewed originals or copies of the following documents (the “Reference Documents”):

(1)	the Registration Statement and the Prospectus;

(2)	the Post-Effective Amendment No. 1 to Registration Statement on Form S-3;

(3)	the Prospectus Supplement dated April 11, 2016;

(4)	the Articles of Incorporation of GEO Reentry Alaska filed for record with the State of Alaska on December 12, 2014, which are in full force and effect on the date hereof based on the Certificate to Counsel referred to below;

(5)	the Articles of Amendment relative to GEO Reentry Alaska filed for record with the State of Alaska on August 24, 2015, which are in full force and effect on the date hereof based on the Certificate to Counsel referred to below;

(6)	the Bylaws of GEO Reentry Alaska adopted by the Board of Directors of GEO Reentry Alaska, which are in full force and effect on the date hereof based on the Certificate to Counsel referred to below;

(7)	the Certificate of Compliance dated April 5, 2016 (“Certificate of Compliance”), issued by the State of Alaska, Department of Commerce, Community and Economic Development with respect to GEO Reentry Alaska; and

(8)	that certain Certificate to Counsel dated April 11, 2016 (“Certificate to Counsel”) provided to the undersigned counsel by Brian R. Evans, Senior Vice President and Chief Financial Officer of the Parent and Vice President and Chief Financial Officer of GEO Reentry Alaska.

The GEO Group, Inc.

April 11, 2016

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of GEO Reentry Alaska, such agreements, certificates of public officials, certificates of officers or other representatives of GEO Reentry Alaska and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Post-Effective Amendment; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Registration Statement, the Post-Effective Amendment and the Prospectus Supplement (other than GEO Reentry Alaska); (d) the entity power of each party to the Post-Effective Amendment (other than GEO Reentry Alaska) to execute, deliver and perform the Registration Statement, the Post-Effective Amendment and the Prospectus Supplement and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than GEO Reentry Alaska) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement, the Post-Effective Amendment and the Prospectus Supplement by such party; (f) as to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of GEO Reentry Alaska; (g) all resolutions referred to in the Certificate to Counsel have not been modified, amended, revoked or rescinded; and (h) the Articles of Incorporation and By-Laws of GEO Reentry Alaska have not been modified, amended, revoked or rescinded in a manner that invalidates any resolutions or any Board Authorization (as hereinafter defined) or referred to in the Certificate to Counsel.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

1.	Based solely on the Certificate of Compliance, GEO Reentry Alaska is an Alaska corporation that is validly existing and in good standing under Alaska law.

The GEO Group, Inc.

April 11, 2016

2.	When (i) the issuance and terms of any Guarantees by GEO Reentry Alaska and the terms of the offering thereof have been (A) duly established in conformity with the applicable indenture or any supplemental indenture thereto, so as not to violate applicable law, or rule or regulation thereunder applicable to GEO Reentry Alaska, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on GEO Reentry Alaska, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over GEO Reentry Alaska and (B) duly authorized by proper action of the Board of Directors of GEO Reentry Alaska (the “Board Authorization”) in accordance with the Articles of Incorporation and the By-Laws of GEO Reentry Alaska, and (ii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement, the applicable indenture and any supplemental indenture thereto and issued and sold as contemplated in the Post-Effective Amendment, the Registration Statement, the Prospectus and any prospectus supplement relating thereto, GEO Reentry Alaska will have the corporate power and authority to execute, deliver and perform their respective obligations under the applicable indenture, any supplemental indenture and the Guarantees to the extent either GEO Reentry Alaska is a party thereto and will have taken the required steps to authorize the execution and delivery of the applicable indenture, any supplemental indenture and the Guarantees to which GEO Reentry Alaska is a party under the laws of the State of Alaska as described in the Post-Effective Amendment.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Alaska, as in effect on the date hereof.

We are assuming that the applicable indenture, supplemental indenture and Guarantees to which GEO Reentry Alaska will be a party will be consistent in all material respects with the descriptions of such documents in the Descriptions Of The Notes set forth in the Prospectus Supplement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

The GEO Group, Inc.

April 11, 2016

We are providing no opinion whatsoever with respect to the compliance by GEO Reentry Alaska or the Parent with any federal securities laws or any State of Alaska securities or blue sky laws applicable to the Post-Effective Amendment, the Registration Statement or otherwise.

We are not expressing any opinion or making any representations in any manner whatsoever as to the assets, liabilities, net worth, earnings, creditworthiness or other financial condition of GEO Reentry Alaska or the Parent.

This opinion letter is furnished to you in connection with the filing of the Registration Statement, the Post-Effective Amendment and the Prospectus Supplement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement, the Post-Effective Amendment and the Prospectus Supplement.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Post-Effective Amendment, the Registration Statement, and the Prospectus Supplement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Sincerely,

HUGHES GORSKI SEEDORF ODSEN & TERVOOREN, LLC

By:	/s/ Frederick J. Odsen
Frederick J. Odsen